UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-3274	DUKE ENERGY FLORIDA, LLC (a Florida limited liability company) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.06.  Material Impairments.

On August 29, 2017, Duke Energy Florida, LLC ( “DEF”), a wholly owned subsidiary of Duke Energy Corporation (the “Corporation”), filed a Second Revised and Restated Settlement Agreement (the “2017 Settlement”) with the Florida Public Service Commission (“FPSC”).  The 2017 Settlement replaces and supplants the previous Revised and Restated Stipulation and Settlement Agreement dated July 31, 2013, that was approved by the FPSC in November 2013 (the “2013 Settlement”).

Parties to the 2017 Settlement include DEF, the Office of Public Counsel, the Florida Industrial Power Users Group, the Florida Retail Federation, White Springs Agricultural Chemicals, Inc. d/b/a PCS Phosphate, and Southern Alliance for Clean Energy.

The 2017 Settlement extends the base rate case stay-out provision from the 2013 Settlement through the end of 2021; however, DEF is allowed a multi-year increase to its base rates of $67 million per year in 2019, 2020 and 2021, as well as base rate increases for solar generation.  The 2017 Settlement also contains provisions related to future investments in solar and renewable energy technology as well as the termination of the proposed Levy Nuclear Project.

In connection with terminating the proposed Levy Nuclear Project under the 2017 Agreement, DEF agreed to the following terms:

•                  Write off costs related to obtaining the Levy Nuclear Project combined operating license (“COL”), including allowance for funds used during construction; and

•                  In addition to the COL costs, write off all remaining but unrecovered Levy Nuclear Project costs, including the retail portion of the $34.3 million fee (including interest) ordered by the trial court on December 22, 2016, in connection with the litigation between DEF and Westinghouse Electric Company regarding the termination costs associated with the cancellation by DEF of the Engineering, Procurement, and Construction contract associated with the Levy Nuclear Project (the “Westinghouse Contract Litigation”), as well as  any potential adverse court rulings on the appeals in the Westinghouse Contract Litigation, for which DEF has not yet sought recovery.

As a result of such terms, the Corporation will take an estimated pre-tax impairment charge of approximately $135 million in the third quarter of 2017 which will be treated as a special item and excluded from the Corporation’s adjusted diluted earnings per share results.

The 2017 Settlement is subject to the review and approval of the FPSC, which is expected by the end of 2017.

An overview providing additional detail on the 2017 Settlement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statement and Exhibits.

(d)                                 Exhibits.

99.1                        Duke Energy Florida 2017 Settlement Agreement Summary

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 29, 2017	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Executive Affairs, Chief Legal Officer and Corporate Secretary

Duke Energy Florida, LLC

Date: August 29, 2017	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Executive Affairs, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Duke Energy Florida 2017 Settlement Agreement Summary